Valeritas’ V-Go® Wearable Insulin Delivery Device Demonstrates a Reduction in A1c Levels by 1.5 and Total Daily Insulin Dosage by 14% BRIDGEWATER, New Jersey, April 26, 2019 --- Valeritas Holdings, Inc. (NASDAQ: VLRX), a medical technology company and maker of V-Go® Wearable Insulin Delivery device, today announced results from the VERDICT study at the American Association of Clinical Endocrinologists (AACE) Annual Meeting. The VERDICT study demonstrated that patients with type 2 diabetes who switched to V-Go can improve their average blood sugar levels (A1c) with less insulin. VERDICT is a real-world retrospective analysis conducted by Dr. Trisha Zeidan, Premier Physician Network, Bull Family Diabetes Center. The study utilized electronic health records from a large specialized diabetes center to identify patients exceeding glycemic targets (A1c > 7.0) prescribed insulin therapy or naïve to insulin at baseline, and who changed to V-Go between January 2013 and December 2016. “The efficacy and insulin usage results from the VERDICT study demonstrate both the medical and economic value of V-Go for patients with type 2 diabetes prescribed insulin,” said John Timberlake, President and Chief Executive Officer of Valeritas. “Diabetes has become a major healthcare issue and we have demonstrated through strong, real-world evidence the use of V-Go by patients with type 2 diabetes can reduce not only their A1c levels but also lower their total daily insulin usage.” This retrospective analysis of 139 patients with type 2 diabetes evaluated the effect V-Go had on patients’ A1c, insulin total daily dose (TDD), concomitant non-insulin diabetes medication, and reported hypoglycemia. Patients using V-Go had an average reduction in A1c levels of -1.5 (p<0.01) with a decrease in insulin TDD of 14% (p<0.01). In addition, the percent of patients prescribed concomitant medications decreased and documented hypoglycemia decreased from baseline. About Valeritas Holdings, Inc. Valeritas is a commercial-stage medical technology company focused on improving health and simplifying life for people with diabetes by developing and commercializing innovative technologies. Valeritas’ flagship product, V-Go® Wearable Insulin Delivery device, is a simple, affordable, all-in-one basal-bolus insulin delivery option for patients with type 2 diabetes that is worn like a patch and can eliminate the need for taking multiple daily shots. V-Go administers a continuous preset basal rate of insulin over 24 hours, and it provides discreet on-demand bolus dosing at mealtimes. It is the only basal- bolus insulin delivery device on the market today specifically designed keeping in mind the needs of type 2 diabetes patients. Headquartered in Bridgewater, New Jersey, Valeritas operates its R&D functions in Marlborough, Massachusetts. More information is available at www.valeritas.com and our Twitter feed @Valeritas_US, www.twitter.com/Valeritas_US.

Forward-Looking Statements This press release may contain forward-looking statements. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, references to Valeritas technologies, business and product development plans and market information. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the ability to raise the additional funding needed to continue to pursue Valeritas’ business and product development plans, the inherent uncertainties associated with developing new products or technologies, the ability to commercialize the V-Go® Wearable Insulin Delivery device with limited resources, competition in the industry in which Valeritas operates and overall market conditions. Statements or claims made by third parties regarding the efficacy or functionality of V-Go as compared to other products are statements made by such individual and should not be taken as evidence of clinical trial results supporting such statements or claims. Any forward-looking statements are made as of the date of this press release, and Valeritas assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law. Investors should consult all of the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents Valeritas files with the SEC available at www.sec.gov. Investor Contacts: Lynn Pieper Lewis or Greg Chodaczek Gilmartin Group 646-924-1769 ir@valeritas.com Media Contact: Kevin Knight Knight Marketing Communications, Ltd. 206-451-4823 pr@valeritas.com